Exhibit 10.23

Term Sheet – FOH Online Acquisition

This Term Sheet is intended to be legally binding between the parties.

Item	Key Terms
1. Parties
1.    Bendon Limited (a New Zealand Company - Company number 110935) (Acquirer)
2.    Naked Brand Group Limited (an Australian corporation - ACN 619 054 938) (Seller)
3.    FOH Online Corporation (a corporation organised under the laws of Delaware) (FOH)

2. Sale and Purchase
The Acquirer agrees to purchase and the Seller agrees to sell all of the legal and beneficial title to all shares and all other equity interests in FOH (Sale Shares) for an aggregate purchase price of AUD1 (Sale).

3. Completion
Completion of the Sale is to be effected simultaneously with closing of the  acquisition by the Seller of Cenntro Automotive Group Limited, Cenntro Automotive Corporation, and Centro Electric Group, Inc.
At Completion, the Seller must deliver to the Acquirer in registrable form transfers for all of the Sale Shares.

4. Recapitalization and forgiveness of intercompany loans
Prior to Completion, the Seller must recapitalise FOH with at least USD 12, 629, 267.90 in additional cash equity and forgive USD 9,491,195 of loans from the Seller or any related body corporate of the Seller to FOH to ensure that:
•      FOH’s bank accounts contain at least USD 20,038,297 so as to cover the liabilities referred to in Annexure 1; and
•      FOH’s balance sheet as at Completion is as shown in Annexure 2.
Any additional equity issued as a result of this recapitalisation will be included in the shares and equity interests being sold to the Acquirer under this Term Sheet.

5. Services Agreement	The parties terminate the FOH Services Agreement with effect from Completion, with no effect on or continuing liabilities or obligations to the Seller.
6. Bank Accounts	At Completion the Seller must ensure FOH and the Acquirer has full control of the two bank accounts used by FOH being HSBC: 215002407 and HSBC: 893023434.
7. Seller Warranties
The Seller warrants to the Acquirer that:
(a)   The Sale Shares comprise the whole of the issued share capital of FOH.
(b)   The Seller is the legal and beneficial owner of, and can transfer, the Sale Shares, free from all third-party interests.
(c)   There are no facts or circumstances that could result in the creation of a third-party interest over the Sale Shares.
(d)   The Sale Shares have been validly issued by FOH in accordance with all applicable laws and are fully paid and no moneys are owing in respect of them.
(e)   There is no shareholder agreement, voting trust, proxy or other agreement or understanding relating to the voting of the Sale Shares.
(f)   There are no agreements, arrangements or understandings in place in respect of either the Sale Shares under which FOH is obliged at any time to issue any shares, convertible securities or other securities in FOH.
(g)   The Seller is not bound by a restriction on the transfer of the Sale Shares to the Acquirer.

8. No Indemnity
The Seller’s representations and warranties will not survive Completion. Notwithstanding anything to the contrary, the Seller shall have no liability to Acquirer or FOH or any of their respective affiliates following Completion.

9. Confidentiality
The terms of the Term Sheet are strictly confidential.
No party may disclose to any other person or entity:
(a)   any details of the Term Sheet; or
(b)   the fact that the Term Sheet has been signed or exists;
except:
(x)   as required by law (including applicable federal securities laws); or
(y)   with the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed).

10. Costs	Each party must pay its own costs in connection the preparation, negotiation and execution of this Term Sheet.
11. Entire Agreement
This Term Sheet and the documents contemplated by or referred to herein (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto and any of their respective affiliates with respect to the Sale Shares; and (b) are not intended to confer upon any other person or entity any rights or remedies hereunder. No representations, warranties, covenants, understandings, and agreements, oral or otherwise, relating to the Sale Shares exist between the parties hereto, except as expressly set forth or referenced in this Term Sheet.

12. Amendment	This Term Sheet can only be amended or replaced by another deed signed by all of the parties to it.
13. Governing law and jurisdiction
This Term Sheet is governed by the laws of New South Wales, Australia and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales, Australia in respect of any matter arising under or relating to this Term Sheet.

14. Counterparts
The Term Sheet may consist of a number of counterparts and the counterparts, when taken together, shall constitute one in the same document. Delivery of an executed counterpart of the Term Sheet by PDF file (portable document file) will be effective as manual delivery of an executed counterpart of this Term Sheet.

15. Electronic execution
A party may sign this Term Sheet by way of the application of that party’s electronic signature (whatever form the electronic signature takes) and such method of signing is conclusive of that party’s intention to be legally bound by this Term Sheet as if that party had signed this Term Sheet by manuscript signature.

Executed as a deed  December 30, 2021

EXECUTED by Bendon Limited	) )
/s/ Justin Davis-Rice		/s/ Anna Johnson

Signature of Director		Signature of Director
Justin Davis-Rice		Anna Johnson
Name of Director		Name of Director
(Please print)		(Please print)

EXECUTED by Naked Brand Group Limited in accordance with section 127(1) of the Corporations Act 2001	) )

/s/ Simon Tripp		/s/Kel Fitzalan

Signature of Director		Signature of Director
Simon Tripp		Kel Fitzalan
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

EXECUTED by FOH Online Corp.

By:	/s/ Andy Shape

Print: ANDY SHAPE
Title:	Director
Date:	December 30, 2021